Filed pursuant to Rule 433 Registration No. 333-137902
Dated August 12, 2008

ELEMENTS Products - Current Offerings

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Small Cap Value Index - Total Return (BSC)

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Market Data   As of market close 08/06

Market Data

Indicative Values
Closing Indicative Values*:     08/06/2008              $x.xx
Daily Repurchase Values*:       08/06/2008              $x.xx

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Large Cap Value Index - Total Return (BVL)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Market Data   As of market close 08/06/2008

Market Data
Source: Bloomberg. The "closing price" is the closing market trading price.

Indicative Values
Closing Indicative Values*:     08/06/2008              $x.xx
Daily Repurchase Values*:       08/06/2008              $x.xx

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Returns                                                   As of Market close 08/06/2008

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Profile

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Returns

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Total Market Value Index - Total Return (BVT)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Market Data   As of market close 08/06/2008

Market Data
Source: Bloomberg. The "closing price" is the closing market trading price.

Indicative Values
Closing Indicative Values*:     08/06/2008              $x.xx
Daily Repurchase Values*:       08/06/2008              $x.xx

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Small Cap Value Index - Total Return (BSC)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Market Data

Returns

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Small Cap Value Index - Total Return (BSC)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Returns

Profile

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Small Cap Value Index - Total Return (BSC)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Returns

ELEMENTS(SM) Linked to the Benjamin Graham(SM) Small Cap Value Index - Total Return (BSC)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Returns

Daily Repurchase Value

Fee Factor

Index Factor

ELEMENTS Partners - Index providers

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among
Index Provider, Investment Grade Issuers, Distributors and Securities Exchange.

Index Provider develop unique and robust total return market measures to be used in connection with
ELEMENTS. Investors will get access to these market measures via ELEMENTS, which are senior unsecured obligations of Investment Grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. ALL ELEMENTS will be listed on a U.S. Securities Exchange.

Morningstar, Inc.

Nuveen HydePark Group, LLC.

Standard & Poors

ELEMENTS

Important Legal Information

Nuveen HydePark Group, LLC

ELEMENTS

Important Legal Information

Registration Statement and Prospectus

     Deutsche  Bank  AG  (the  "Issuer")  has  filed  a  registration  statement
(including a prospectus)  with the Securities and Exchange  Commission (SEC) for the offering to which this communication relates.  Before you invest, you should carefully read the prospectus in that registration statement and other documents that the  Issuer  has filed  with the SEC  relating  to such  offering  for more complete  information  about the Issuer and the offering of any securities.  You may obtain these documents  without cost by visiting EDGAR on the SEC website at
www.sec.gov or by visiting the ELEMENTS website at www.ELEMENTSetn.com.  You may retrieve a copy of the prospectus relating to this offering at
www.ELEMENTSetn.com/pdfs/Prospectus-BVS.pdf.   Alternatively,  the  Issuer,  any
agent or any dealer  participating  in the  particular  offering will arrange to send you the prospectus and other documents relating to any such offering if you so request by calling toll-free  1-877-ETN-ADVICE  (386-2384).  You can also ask your broker or financial  advisor to provide you with the  prospectus  and other related documents.

About ELEMENTS - Tax Information

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Treatment for U.S. Federal Income Tax Purposes

Equity - and Commodity - Linked ELEMENTS

ELEMENTS Products - Prospectuses

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Products - Prospectuses

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.